Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Joe Giordano, CFO & Treasurer
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

Drew Industries Second-Quarter 2014 Conference Call
Scheduled for August 1, 2014, at 11am ET

Elkhart, Indiana – July 18, 2014 – Drew Industries Incorporated (NYSE: DW), a manufacturer of components for the recreational vehicle and manufactured housing industries, will release its second-quarter 2014 financial results before the market opens on Friday, August 1, 2014.

Drew Industries will host a conference call on Friday, August 1, 2014, at 11 a.m. ET to discuss the results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on the Drew Industries website at www.drewindustries.com.

Participating in the conference call will be:

Jim Gero, Chairman
Leigh Abrams, Chairman Emeritus
Jason Lippert, CEO
Scott Mereness, President
Joe Giordano, CFO and Treasurer

About Drew Industries
From 35 factories located throughout the United States, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes. In addition, Drew manufactures components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; truck campers; truck caps; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; vinyl and aluminum windows; slide-out mechanisms and solutions; axles and suspension solutions; furniture and mattresses; thermoformed bath, kitchen and other products; manual, electric and hydraulic stabilizer and leveling systems; chassis components; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; electronic components; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

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